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Exhibit 5.2

[LATHAM & WATKINS LLP LETTERHEAD]

March 2, 2012

Realty Income Corporation
600 La Terraza Boulevard
Escondido, California 92025-3873

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Realty Income Corporation, a Maryland corporation (the "Company"), in connection with the registration and sale by the Company from time to time of an indeterminate amount of (i) one or more series of debt securities of the Company (the "Debt Securities") under the indenture dated as of October 28, 1998 (as amended or supplemented from time to time, the "Indenture"), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as original trustee, (ii) shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), (iii) one or more series or classes of shares or fractional shares of preferred stock of the Company, par value $0.01 per share (the "Preferred Stock"), (iv) depositary shares representing fractional interests in shares of Preferred Stock (the "Depositary Shares") and (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Company (the "Warrants"), pursuant to a registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on March 2, 2012. The Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants are referred to herein collectively as the "Securities." This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

        We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the validity of the Securities and the laws of the State of Maryland are addressed in the opinion of Venable LLP, Maryland counsel for the Company, which has been separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        (1)   When the specific terms of a particular Debt Security have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        (2)   When a deposit agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and authorized by all necessary corporate action of the Company, and the Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such deposit agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and by such corporate action (assuming the underlying Preferred Stock has been validly issued and deposited with the depositary), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        (3)   When a warrant agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such warrant agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

        With your consent, we have assumed (i) that each of the Debt Securities, Depositary Shares and Warrants, and the respective Indenture, deposit agreements and warrant agreements governing such securities (collectively, the "Documents") have been or will be, as applicable, governed by the internal laws of the State of New York, (ii) that each of the Documents have been or will be, as applicable, duly authorized, executed and delivered by the parties thereto other than the Company, (iii) that each of the Documents constitute or will constitute, as applicable, legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties is not or will not be, as applicable, affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading "Legal Matters." We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP

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  Exhibit 5.2